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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

             We consent to the incorporation by reference in this Registration Statement of Wendy's International, Inc. on Form S-8 of our report dated February 19, 1997 on our audits of the consolidated financial statements and financial statement schedule of Wendy's International, Inc. as of December 29, 1996 and December 31, 1995 and for the years ended December 29, 1996, December 31, 1995 and January 1, 1995, which report is included in Wendy's International, Inc.'s Annual Report on Form 10-K for the year ended December 29, 1996.

                                                  COOPERS & LYBRAND L.L.P.

                                                  /s/ Coopers & Lybrand L.L.P.

Columbus, Ohio
August 1, 1997



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